Exhibit 4.01
SYSTEM ENERGY RESOURCES, INC.
OFFICER’S CERTIFICATE
(Under Sections 101, 104, 1303 and 1307
of the below-described Mortgage and Deed of Trust,
of System Energy Resources, Inc.)

Establishing Additional Events of Default and Provisions
Relating to Assignments of Availability Agreement for each of the
First Mortgage Bonds, MBFC Series due 2044,
First Mortgage Bonds, 6.00% Series due April 15, 2028, and
First Mortgage Bonds, 5.30% Series due December 15, 2034

The undersigned, Barrett E. Green, Vice President and Treasurer and an Authorized Officer of System Energy Resources, Inc., an Arkansas corporation (the “Company”) (all capitalized terms used herein that are not defined herein but are defined in the Mortgage referred to below shall have the meanings specified in such Mortgage), pursuant to Board Resolutions effective as of September 26, 2025, and Sections 101, 104, 1303 and 1307 of such Mortgage, does hereby certify to THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”) under the Mortgage and Deed of Trust, dated as of June 15, 1977 (as amended, restated and supplemented by the Twenty-Fourth Supplemental Indenture thereto dated as of September 1, 2012, and as further supplemented by Officer’s Certificate No. 2-B-2, dated as of June 8, 2021 (“Officer’s Certificate No. 2-B-2”), establishing the terms of the Bonds of the Twenty-fourth series issued under the Mortgage (the “Twenty-fourth Series Bonds”); Officer’s Certificate No. 4-B-4, dated as of March 8, 2023 (“Officer’s Certificate No. 4-B-4”), establishing the terms of the Bonds of the Twenty-sixth series issued under the Mortgage (the “Twenty-sixth Series Bonds”); and Officer’s Certificate No. 5-B-5, dated as of December 3, 2024 (“Officer’s Certificate No. 5-B-5”), establishing the terms of the Bonds of the Twenty-seventh series issued under the Mortgage (the “Twenty-seventh Series Bonds”), the “Mortgage”) as of October 1, 2025, that:
1.    For purposes of the provisions contained in paragraphs 2 – 16, the following terms shall be defined as follows:
“Affiliate Operating Company” shall mean each of Entergy Arkansas, Entergy Mississippi and Entergy New Orleans.
“Availability Agreement” shall mean the Availability Agreement, dated as of October 1, 2025, as may be amended from time to time, among the Company and the Affiliate Operating Companies, or any successor agreement.
“Basic Agreements” shall mean, with respect to the Twenty-fourth Series Bonds, the Availability Agreement and the First Assignment of Availability Agreement; with respect to the Twenty-sixth Series Bonds, the Availability Agreement and the Second Assignment of Availability Agreement; and with respect to the Twenty-seventh Series Bonds, the Availability Agreement and the Third Assignment of Availability Agreement.

“Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York, are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.
“Entergy Arkansas” shall mean Entergy Arkansas, LLC, a Texas limited liability company.
“Entergy Mississippi” shall mean Entergy Mississippi, LLC, a Texas limited liability company.
“Entergy New Orleans” shall mean Entergy New Orleans, LLC, a Texas limited liability company.
“First Assignment of Availability Agreement” shall mean the First Assignment of Availability Agreement, Consent and Agreement, dated as of October 1, 2025, among the Company, the Affiliate Operating Companies and the Trustee, or any successor agreement.
“Grand Gulf” shall mean Unit No. 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by the Company located in Mississippi along the east bank of the Mississippi River near Port Gibson, Mississippi.
“MBFC Bonds” shall mean the Mississippi Business Finance Corporation Revenue Refunding Bonds (System Energy Resources, Inc. Project) Series 2021 issued pursuant to the Trust Indenture dated as of June 1, 2021, between the Mississippi Business Finance Corporation and The Bank of New York Mellon, as trustee (the “MBFC Indenture Trustee”).

“Second Assignment of Availability Agreement” shall mean the Second Assignment of Availability Agreement, Consent and Agreement, dated as of October 1, 2025, among the Company, the Affiliate Operating Companies and the Trustee, or any successor agreement.
“Third Assignment of Availability Agreement” shall mean the Third Assignment of Availability Agreement, Consent and Agreement, dated as of October 1, 2025, among the Company, the Affiliate Operating Companies and the Trustee, or any successor agreement.
2.    So long as any Twenty-fourth Series Bonds remain Outstanding, the Company will comply with the following covenants in addition to those specified in Article Seven and Section 1201 of the Mortgage:
Security Interests in Certain Agreements.
The Company will not transfer, pledge, assign or grant a security interest in any of its right, title and interest in, to or under (including its right to any moneys due or to become due under) any of the Basic Agreements, except to the extent expressly permitted pursuant to or recognized by the terms of the First Assignment of Availability Agreement.
Availability Agreement.
The Company will (i) duly perform all obligations to be performed by it under the Availability Agreement and the First Assignment of Availability Agreement, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under the Availability Agreement or the First Assignment of Availability Agreement and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use commercially reasonable efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings, necessary to keep the Availability Agreement and the First Assignment of Availability Agreement in full force and effect. In the event of any material nonperformance by any party under the Availability Agreement or the First Assignment of Availability Agreement, the Company agrees that it will (i) duly perform all obligations to be performed by it under any other agreement for the sale of capacity and/or energy from Grand Gulf, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under any other agreement for the sale of capacity and/or energy from Grand Gulf and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use commercially reasonable efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings necessary to maintain any other agreement for the sale of capacity and/or energy from Grand Gulf in full force and effect.
3.    The following events shall be additional Events of Default (in addition to those set forth in Section 901 of the Mortgage) so long as any Twenty-fourth Series Bonds remain Outstanding:
(a)    Any Affiliate Operating Company shall fail to pay or advance to the Company or the Trustee, as the case may be, any amount which such Affiliate Operating Company shall be obligated to pay or advance to the Company pursuant to the Availability Agreement and the First Assignment of Availability Agreement (or would be obligated to pay or advance under such agreements but for (i) the provisions of Section 7 of the Availability Agreement or the equivalent provision of any agreement substituted therefor, (ii) the bankruptcy or reorganization of any Affiliate Operating Company or the pendency of proceedings therefor, (iii) the condemnation or seizure of control of all or substantially all of the properties of any Affiliate Operating Company by a governmental authority or (iv) the occurrence of an event described in clause (i) or (ii) of paragraph (c) hereof) within 30 days after the date when such Affiliate Operating Company shall be obligated to pay or advance such amount (or would be obligated to pay but for the events described in (i) through (iv) of this subsection) or any of the parties thereto shall default in the performance of its obligations contained in the first sentence of Section 4 of the Availability Agreement (it being understood that if the entire amount of such obligatory payment is deposited with the Trustee before the expiration of such period of 30 days, such Event of Default shall no longer be considered to be continuing under the Mortgage);
(b)    Default by any Affiliate Operating Company or the Company in the observance or performance of any other covenant or agreement contained in the Availability Agreement or the First Assignment of Availability Agreement, and the continuance of the same unremedied for a period of 30 days after written notice thereof, stating it is a “Notice of Default” under the Mortgage, shall have been given to the Company by the Trustee or the Holders of at least fifteen per centum (15%) in principal amount of the Twenty-fourth Series Bonds then Outstanding; or
(c)    The Availability Agreement or the First Assignment of Availability Agreement shall, pursuant to a final binding judgment or order as to which no further appeals are available, at any time for any reason (i) cease to be in full force and effect or (ii) shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Affiliate Operating Company or the Company or any Affiliate Operating Company or the Company shall deny that it has any or further liability thereunder; unless (A) within 45 days after the occurrence of any such event any Affiliate Operating Company or the Company, as the case may be, shall have entered into a substitute agreement and furnished the Trustee an Officer’s Certificate, confirmed by an opinion of an investment banking firm appointed by the Board of Directors of the Company, to the effect that in the opinion of the signers, the substitute agreement offers (subject to obtaining necessary regulatory approval, if any) equivalent security to the Twenty-fourth Series Bonds, and (B) within 180 days after the occurrence of such event any Affiliate Operating Company or the Company, as the case may be, shall have obtained all necessary regulatory approvals for the performance of such substitute agreement and shall have provided to the Trustee an Opinion of Counsel to such effect and to the effect that such substitute agreement is valid, binding and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights.
4.    In addition to the security provided under the Mortgage, the First Assignment of Availability Agreement and all proceeds therefrom, shall be for the sole and exclusive benefit of the MBFC Indenture Trustee as the Holder of the Twenty-fourth Series Bonds then Outstanding, and any enforcement thereof or remedy related thereto shall be for the benefit of and subject to the direction and control of the MBFC Indenture Trustee as the Holder of the Twenty-fourth Series Bonds in the same manner as any remedy or means of enforcement relating to the Mortgaged and Pledged Property are within the direction and control of the MBFC Indenture Trustee as the Holder of the Twenty-fourth Series Bonds, and any proceeds therefrom shall be applied for the exclusive benefit of the MBFC Indenture Trustee as the Holder of the Twenty-fourth Series Bonds in the same manner as set forth in Section 906 (Second) of the Mortgage.
5.    Upon the termination of the Availability Agreement as contemplated by paragraph 6 hereof, this Officer’s Certificate and the terms of the Twenty-fourth Series Bonds shall be automatically amended, without any further action by the Company, the Trustee, the MBFC Indenture Trustee, the holders of the MBFC Bonds or the Holders of the Twenty-fourth Series Bonds, to delete paragraphs 2 and 3 hereof. The Company shall provide the Trustee and the MBFC Indenture Trustee with prompt written notice of any such termination, and the Trustee and the MBFC Indenture Trustee shall, at the request of the Company, and upon receipt of an Officer’s Certificate and Opinion of Counsel pursuant to Sections 104 and 1303 of the Mortgage, execute such instruments as may be reasonably required or desirable to evidence such amendments.
6.    The Company reserves the right to terminate the Availability Agreement and the First Assignment of Availability Agreement, without any action by any holder of the MBFC Bonds or the MBFC Indenture Trustee, upon the Company’s delivery to the Trustee of an Officer’s Certificate stating the following: The Availability Agreement and the Assignments thereof are similarly terminated as they relate to all other outstanding series of Securities and all other indebtedness of the Company or no longer apply or do not apply to any other such series of Securities or indebtedness.
7.    So long as any Twenty-sixth Series Bonds remain Outstanding, the Company will comply with the following covenants in addition to those specified in Article Seven and Section 1201 of the Mortgage:
Security Interests in Certain Agreements.
The Company will not transfer, pledge, assign or grant a security interest in any of its right, title and interest in, to or under (including its right to any moneys due or to become due under) any of the Basic Agreements, except to the extent expressly permitted pursuant to or recognized by the terms of the Second Assignment of Availability Agreement.
Availability Agreement.
The Company will (i) duly perform all obligations to be performed by it under the Availability Agreement and the Second Assignment of Availability Agreement, (ii) promptly take any and all action

(including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under the Availability Agreement or the Second Assignment of Availability Agreement and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use commercially reasonable efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings, necessary to keep the Availability Agreement and the Second Assignment of Availability Agreement in full force and effect. In the event of any material nonperformance by any party under the Availability Agreement or the Second Assignment of Availability Agreement, the Company agrees that it will (i) duly perform all obligations to be performed by it under any other agreement for the sale of capacity and/or energy from Grand Gulf, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under any other agreement for the sale of capacity and/or energy from Grand Gulf and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use commercially reasonable efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings necessary to maintain any other agreement for the sale of capacity and/or energy from Grand Gulf in full force and effect.
8.    The following events shall be additional Events of Default (in addition to those set forth in Section 901 of the Mortgage) so long as any Twenty-sixth Series Bonds remain Outstanding:
(a)    Any Affiliate Operating Company shall fail to pay or advance to the Company or the Trustee, as the case may be, any amount which such Affiliate Operating Company shall be obligated to pay or advance to the Company pursuant to the Availability Agreement and the Second Assignment of Availability Agreement (or would be obligated to pay or advance under such agreements but for (i) the provisions of Section 7 of the Availability Agreement or the equivalent provision of any agreement substituted therefor, (ii) the bankruptcy or reorganization of any Affiliate Operating Company or the pendency of proceedings therefor, (iii) the condemnation or seizure of control of all or substantially all of the properties of any Affiliate Operating Company by a governmental authority or (iv) the occurrence of an event described in clause (i) or (ii) of paragraph (c) hereof) within 30 days after the date when such Affiliate Operating Company shall be obligated to pay or advance such amount (or would be obligated to pay but for the events described in (i) through (iv) of this subsection) or any of the parties thereto shall default in the performance of its obligations contained in the first sentence of Section 4 of the Availability Agreement (it being understood that if the entire amount of such obligatory payment is deposited with the Trustee before the expiration of such period of 30 days, such Event of Default shall no longer be considered to be continuing under the Mortgage);
(b)    Default by any Affiliate Operating Company or the Company in the observance or performance of any other covenant or agreement contained in the Availability Agreement or the Second Assignment of Availability Agreement, and the continuance of the same unremedied for a period of 30 days after written notice thereof, stating it is a “Notice of Default” under the Mortgage, shall have been given to the Company by the Trustee or the Holders of at least fifteen per centum (15%) in principal amount of the Twenty-sixth Series Bonds then Outstanding; or

(c)    The Availability Agreement or the Second Assignment of Availability Agreement shall, pursuant to a final binding judgment or order as to which no further appeals are available, at any time for any reason (i) cease to be in full force and effect or (ii) shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Affiliate Operating Company or the Company or any Affiliate Operating Company or the Company shall deny that it has any or further liability thereunder; unless (A) within 45 days after the occurrence of any such event any Affiliate Operating Company or the Company, as the case may be, shall have entered into a substitute agreement and furnished the Trustee an Officer’s Certificate, confirmed by an opinion of an investment banking firm appointed by the Board of Directors of the Company, to the effect that in the opinion of the signers, the substitute agreement offers (subject to obtaining necessary regulatory approval, if any) equivalent security to the Twenty-sixth Series Bonds, and (B) within 180 days after the occurrence of such event any Affiliate Operating Company or the Company, as the case may be, shall have obtained all necessary regulatory approvals for the performance of such substitute agreement and shall have provided to the Trustee an Opinion of Counsel to such effect and to the effect that such substitute agreement is valid, binding and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights.
9.    In addition to the security provided under the Mortgage, the Second Assignment of Availability Agreement and all proceeds therefrom, shall be for the sole and exclusive benefit of the Holders of the Twenty-sixth Series Bonds then Outstanding, and any enforcement thereof or remedy related thereto shall be for the benefit of and subject to the direction and control of such Holders in the same manner as any remedy or means of enforcement relating to the Mortgaged and Pledged Property are within the direction and control of the Holders of the Twenty-sixth Series Bonds, and any proceeds therefrom shall be applied for the exclusive benefit of the Holders of the Twenty-sixth Series Bonds in the same manner as set forth in Section 906 (Second) of the Mortgage.
10.    Upon the termination of the Availability Agreement as contemplated by paragraph 11 hereof, this Officer’s Certificate and the terms of the Twenty-sixth Series Bonds shall be automatically amended, without any further action by the Company, the Trustee or the Holders of the Twenty-sixth Series Bonds, to delete paragraphs 7 and 8 hereof. The Company shall provide the Trustee with prompt written notice of any such termination, and the Trustee shall, at the written request of the Company, and upon receipt of an Officer’s Certificate and Opinion of Counsel pursuant to Sections 104 and 1303 of the Mortgage, execute such instruments as may be reasonably required or desirable to evidence such amendments.
11.    The Company reserves the right to terminate the Availability Agreement and the Second Assignment of Availability Agreement, without any action by any Holder of the Twenty-sixth Series Bonds, upon the Company’s delivery to the Trustee of an Officer’s Certificate stating the following: The Availability Agreement and the Assignments thereof are similarly terminated as they relate to all other outstanding series of Securities and all other indebtedness of the Company or no longer apply or do not apply to any other such series of Securities or indebtedness.
12.    So long as any Twenty-seventh Series Bonds remain Outstanding, the Company will comply with the following covenants in addition to those specified in Article Seven and Section 1201 of the Mortgage:

Security Interests in Certain Agreements.
The Company will not transfer, pledge, assign or grant a security interest in any of its right, title and interest in, to or under (including its right to any moneys due or to become due under) any of the Basic Agreements, except to the extent expressly permitted pursuant to or recognized by the terms of the Third Assignment of Availability Agreement.
Availability Agreement.
The Company will (i) duly perform all obligations to be performed by it under the Availability Agreement and the Third Assignment of Availability Agreement, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under the Availability Agreement or the Third Assignment of Availability Agreement and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use commercially reasonable efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings, necessary to keep the Availability Agreement and the Third Assignment of Availability Agreement in full force and effect. In the event of any material nonperformance by any party under the Availability Agreement or the Third Assignment of Availability Agreement, the Company agrees that it will (i) duly perform all obligations to be performed by it under any other agreement for the sale of capacity and/or energy from Grand Gulf, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under any other agreement for the sale of capacity and/or energy from Grand Gulf and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use commercially reasonable efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings necessary to maintain any other agreement for the sale of capacity and/or energy from Grand Gulf in full force and effect.
13.    The following events shall be additional Events of Default (in addition to those set forth in Section 901 of the Mortgage) so long as any Twenty-seventh Series Bonds remain Outstanding:
(a)    Any Affiliate Operating Company shall fail to pay or advance to the Company or the Trustee, as the case may be, any amount which such Affiliate Operating Company shall be obligated to pay or advance to the Company pursuant to the Availability Agreement and the Third Assignment of Availability Agreement (or would be obligated to pay or advance under such agreements but for (i) the provisions of Section 7 of the Availability Agreement or the equivalent provision of any agreement substituted therefor, (ii) the bankruptcy or reorganization of any Affiliate Operating Company or the pendency of proceedings therefor, (iii) the condemnation or seizure of control of all or substantially all of the properties of any Affiliate Operating Company by a governmental authority or (iv) the occurrence of an event described in clause (i) or (ii) of paragraph (c) hereof) within 30 days after the date when such Affiliate Operating Company shall be obligated to pay or advance such amount (or would be obligated to pay but for the events described in (i) through (iv) of this subsection) or any of the parties thereto shall default in the performance of its obligations contained in the first sentence of Section 4 of the Availability Agreement (it being understood that if the entire amount of such obligatory payment is deposited with the Trustee before the expiration of such period of 30 days, such Event of Default shall no longer be considered to be continuing under the Mortgage);
(b)    Default by any Affiliate Operating Company or the Company in the observance or performance of any other covenant or agreement contained in the Availability Agreement or the Third Assignment of Availability Agreement, and the continuance of the same unremedied for a period of 30 days after written notice thereof, stating it is a “Notice of Default” under the Mortgage, shall have been given to the Company by the Trustee or the Holders of at least fifteen per centum (15%) in principal amount of the Twenty-seventh Series Bonds then Outstanding; or
(c)    The Availability Agreement or the Third Assignment of Availability Agreement shall, pursuant to a final binding judgment or order as to which no further appeals are available, at any time for any reason (i) cease to be in full force and effect or (ii) shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Affiliate Operating Company or the Company or any Affiliate Operating Company or the Company shall deny that it has any or further liability thereunder; unless (A) within 45 days after the occurrence of any such event any Affiliate Operating Company or the Company, as the case may be, shall have entered into a substitute agreement and furnished the Trustee an Officer’s Certificate, confirmed by an opinion of an investment banking firm appointed by the Board of Directors of the Company, to the effect that in the opinion of the signers, the substitute agreement offers (subject to obtaining necessary regulatory approval, if any) equivalent security to the Twenty-seventh Series Bonds, and (B) within 180 days after the occurrence of such event any Affiliate Operating Company or the Company, as the case may be, shall have obtained all necessary regulatory approvals for the performance of such substitute agreement and shall have provided to the Trustee an Opinion of Counsel to such effect and to the effect that such substitute agreement is valid, binding and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights.
14.    In addition to the security provided under the Mortgage, the Third Assignment of Availability Agreement and all proceeds therefrom, shall be for the sole and exclusive benefit of the Holders of the Twenty-seventh Series Bonds then Outstanding, and any enforcement thereof or remedy related thereto shall be for the benefit of and subject to the direction and control of such Holders in the same manner as any remedy or means of enforcement relating to the Mortgaged and Pledged Property are within the direction and control of the Holders of the Twenty-seventh Series Bonds, and any proceeds therefrom shall be applied for the exclusive benefit of the Holders of the Twenty-seventh Series Bonds in the same manner as set forth in Section 906 (Second) of the Mortgage.
15.    Upon the termination of the Availability Agreement as contemplated by paragraph 16 hereof, this Officer’s Certificate and the terms of the Twenty-seventh Series Bonds shall be automatically amended, without any further action by the Company, the Trustee or the Holders of the Twenty-seventh Series Bonds, to delete paragraphs 12 and 13 hereof. The Company shall provide the Trustee with prompt written notice of any such termination, and the Trustee shall, at the written request of the Company, and upon receipt of an Officer’s Certificate and Opinion of Counsel pursuant to Sections 104 and 1303 of the Mortgage, execute such instruments as may be reasonably required or desirable to evidence such amendments.

16.    The Company reserves the right to terminate the Availability Agreement and the Third Assignment of Availability Agreement, without any action by any Holder of the Twenty-seventh Series Bonds, upon the Company’s delivery to the Trustee of an Officer’s Certificate stating the following: The Availability Agreement and the Assignments thereof are similarly terminated as they relate to all other outstanding series of Securities and all other indebtedness of the Company or no longer apply or do not apply to any other such series of Securities or indebtedness.
17.    The establishment of the additional covenants and Events of Default with respect to the Twenty-fourth Series Bonds, the Twenty-sixth Series Bonds and the Twenty-seventh Series Bonds is permitted by the provisions of the Mortgage.
18.    The undersigned has read all of the covenants and conditions contained in the Mortgage, and the definitions in the Mortgage relating thereto, relating to the matters described herein in respect of compliance with which this certificate is made.
19.    The statements contained in this certificate are based upon the familiarity of the undersigned with the Mortgage, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
20.    In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.
21.    In the opinion of the undersigned, such conditions and covenants, and all conditions precedent provided for in the Mortgage (including any covenants compliance with which constitutes a condition precedent) relating to the matters described herein have been complied with.
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IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date set forth above.

By: /s/ Barrett E. Green
    Name:     Barrett E. Green
    Title:    Vice President and Treasurer
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STATE OF LOUISIANA §
§
PARISH OF ORLEANS §

On the 17th day of September, 2025, before me appeared Barrett E. Green, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of SYSTEM ENERGY RESOURCES, INC., and that the above instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Barrett E. Green acknowledged said instrument to be the free act and deed of said corporation.

/s/ Raechelle Marie Munna
Raechelle Marie Munna
Notary Public ID number: 91008
My commission expires: at death
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